UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano

Camarillo, California 93012

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS.

On March 31, 2009, Vitesse Semiconductor Corporation (the “Company”) issued a press release announcing a reduction of approximately 12% in its worldwide workforce. Severance and related charges will be incurred in the second fiscal quarter of 2009.  A copy of this press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 2.05        COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On March 31, 2009, the Company reported its plans to reduce its operating expenses while preserving investment in research and development and worldwide customer support.

As part of its cost reduction initiatives, the Company expects to reduce its global workforce by approximately 12%. The Company expects to incur cash charges related to the workforce reduction for severance and other related charges.

The Company expects to recognize the foregoing charges during the second fiscal quarter of 2009 but is unable, at this time, to estimate the amount of cash and total charges, including non-cash impairment charges (if any), it will incur.  As plans are finalized relating to the workforce reduction, charges will be required and will be disclosed in subsequent amendments to this filing, as appropriate.

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

99.1             Press Release dated March 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2009

VITESSE SEMICONDUCTOR CORPORATION

	By:	/s/ MICHAEL B. GREEN
Michael B. Green
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 31, 2009.